Exhibit 99.1

Twist Bioscience Reports Fiscal First Quarter 2026 Financial Results

— Record revenue of $103.7 million in 1QFY26; Increase of 17% over $88.7 million in 1QFY25; 12th consecutive quarter of sequential growth —

— Gross margin of 52.0% in 1QFY26; Improvement of approximately 4 margin points versus 1QFY25 —

— Revenue guidance raised to $435-$440M; Reiterating Q4 FY26 Adj EBITDA breakeven —

SOUTH SAN FRANCISCO, Calif. -- (February 2, 2026) — Twist Bioscience Corporation (NASDAQ: TWST), a mid-cap growth and value biotech company, today reported financial results and business highlights for the first quarter ended December 31, 2025.

"We're continuing to build on the momentum we established in fiscal 2025, starting the new fiscal year with our twelfth consecutive quarter of growth. Revenue of $103.7 million exceeded guidance and increased 17% compared to the first quarter of 2025," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. "As we continue through the year and beyond, we remain focused on driving toward profitability with consistent revenue growth, gross margins above 50% and disciplined spending to invest in scalable, sustainable growth opportunities while serving more customers, launching more products and expanding our addressable markets."

See "Non-GAAP Information" below for a discussion of the measure adjusted EBITDA.

FISCAL 2026 FIRST QUARTER FINANCIAL RESULTS

•Revenue: Total revenues for the first quarter of fiscal 2026 grew 17% to $103.7 million compared to $88.7 million for the same period of fiscal 2025.
◦DNA Synthesis and Protein Solutions revenue grew 27% to $51.1 million for the first quarter of fiscal 2026 compared to $40.1 million for the same period of fiscal 2025.
◦NGS Applications revenue grew 8% to $52.6 million for the first quarter of fiscal 2026 compared to $48.6 million for the same period of fiscal 2025. Excluding one large customer transitioning an assay from research to commercial, NGS Applications grew 18%.
•Cost of Revenues: Cost of revenues for the first quarter of fiscal 2026 increased to $49.7 million compared to $45.9 million for the same period of fiscal 2025.
•Gross Margin: Gross margin for the first quarter of fiscal 2026 increased to 52.0% compared to 48.3% for the same period of fiscal 2025.

•Research and Development Expenses: Research and development expenses for the first quarter of fiscal 2026 decreased to $17.1 million compared to $21.3 million for the same period of fiscal 2025.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the first quarter of fiscal 2026 were $69.7 million compared to $56.2 million for the same period of fiscal 2025.
•Net Loss: Net loss for the first quarter of fiscal 2026 decreased to $30.5 million, or $0.50 per share, compared to $31.6 million, or $0.53 per share, for the same period of fiscal 2025.
•Adjusted EBITDA: Adjusted EBITDA for the first quarter of fiscal 2026 was $(13.4) million compared to $(16.3) million for the same period of fiscal 2025. See the table included in this release for a reconciliation between our adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.
•Cash Position: As of December 31, 2025, the company had approximately $198 million in cash, cash equivalents and short-term investments.

Recent Highlights:

•Shipped products to approximately 2,538 customers in the first quarter of fiscal 2026, versus approximately 2,376 in the same period of fiscal 2025.
•Physically shipped approximately 271,000 genes in the first quarter of fiscal 2026, compared with approximately 205,000 in the same period of fiscal 2025; additional >50,000 genes manufactured for data characterization
•Launched research-grade Plasmid DNA Preps designed to support the advancement of pharmaceutical and biotech customers’ pre-clinical studies.

Fiscal 2026 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2026. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2026, Twist expects:

•Total revenue in the range of $435 million to $440 million, growth of 16% at the midpoint, compared to prior guidance of $425 to $435 million. We expect the revenue increase versus prior guidance to be generally balanced across DSPS and NGS
•Gross margin to be above 52% for fiscal 2026

For the second quarter, Twist expects:

•Total revenue of approximately $107 million to $108 million, growth of approximately 16% percent year over year at the midpoint, with sequential growth driven by key NGS accounts

For the fourth quarter, Twist expects:

•To achieve adjusted EBITDA breakeven for the fourth quarter of fiscal 2026

Non-GAAP Information

This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the periods presented. EBITDA is defined as net loss adjusted to exclude interest income, income tax expense and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted to exclude interest income, income tax expense, depreciation and amortization, other income/expense, net, and stock-based compensation expense. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measures is included at the end of this press release.

A reconciliation of adjusted EBITDA for the fourth quarter of fiscal 2026 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during the fourth quarter of fiscal 2026 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

At Twist Bioscience, we work in service of customers who are changing the world for the better. In fields such as medicine, agriculture, industrial chemicals and defense, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. The faster our customers succeed, the better for all of us, and Twist is uniquely positioned to help accelerate their efforts.

Our innovative silicon-based DNA Synthesis Platform provides precision at a scale that is otherwise unavailable to our customers. Our platform technologies overcome inefficiencies and enable cost-effective, rapid, precise, high-throughput synthesis, sequencing and therapeutics discovery, providing both the quality and quantity of the tools they need to most rapidly realize the opportunity ahead. For more information about our products and services, please visit www.twistbioscience.com.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Fiscal 2026 Financial Guidance,” statements regarding future growth and expansion, revenue and gross margin growth, estimated annual revenues, ability and timing to achieve profitability, ability and timing to achieve adjusted EBITDA breakeven and ability to increase gross margins and Twist’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; the ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development, and customer solutions; the ability to expand DNA synthesis manufacturing capacity; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist’s costs and delay commercialization efforts; changes in U.S. trade policies and other trade actions that could result in increased costs and supply chain disruptions; risks associated with the spin out of Atlas Data Storage; the ability to maintain and enforce intellectual property protection; uncertainty as to economic and market conditions and the impact of adverse economic conditions; and the ability to obtain financing when necessary. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 17, 2025. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:
Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager
774-265-5334
ahoulihan@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended December 31,
(In thousands, except per share data)	2025	2024
Revenues	$103,698	$88,713
Costs and expenses:
Cost of revenues	$49,726	$45,873
Research and development expenses	17,130	21,307
Selling, general and administrative expenses	69,742	56,177
Total costs and expenses	$136,598	$123,357
Loss from operations	$(32,900)	$(34,644)
Interest income	$2,175	$3,240
Other income (expense), net	471	(93)
Income tax expense	(253)	(97)
Net loss	$(30,507)	$(31,594)
Net loss per share — basic and diluted	$(0.50)	$(0.53)
Weighted average shares used in computing net loss per share—basic and diluted	61,080	59,162

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	December 31, 2025	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$148,591	$183,049
Short-term investments	49,358	49,385
Accounts receivable, net	50,062	57,019
Inventories	32,924	28,309
Prepaid expenses and other current assets	22,947	15,204
Total current assets	$303,882	$332,966
Property and equipment, net	105,119	102,283
Operating lease right-of-use assets	72,266	49,377
Investment in equity securities	54,337	54,337
Other non-current assets	102,481	102,898
Total assets	$638,085	$641,861
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,493	$11,094
Accrued expenses	23,405	23,053
Accrued compensation	18,835	31,288
Current portion of operating lease liability	12,242	13,822
Other current liabilities	13,466	12,149
Total current liabilities	$80,441	$91,406
Operating lease liability, net of current portion	85,808	61,750
Liability related to the sale of future revenue	15,000	15,000
Other non-current liabilities	741	747
Total liabilities	$181,990	$168,903
Total stockholders’ equity	$456,095	$472,958
Total liabilities and stockholders’ equity	$638,085	$641,861

Twist Bioscience Corporation
Adjusted EBITDA
(Unaudited)
(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Twist Bioscience Corporation, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three months ended December 31,
(In thousands)	2025	2024
GAAP net loss	$(30,507)	$(31,594)
Add (Deduct) adjustments:
Interest income	(2,175)	(3,240)
Income tax expense	253	97
Depreciation and amortization	6,194	6,382
EBITDA	$(26,235)	$(28,355)
Add (Deduct) adjustments:
Other (income) expense, net	(471)	93
Stock-based compensation expense	13,273	11,991
Adjusted EBITDA	$(13,433)	$(16,271)